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                                                                   Exhibit 99.1

                                 PRESS RELEASE

           XCHANGE, INC. ACQUIRES ECRM FIRM KNOWLEDGE STREAM PARTNERS
                                FOR $52 MILLION


DEAL WILL SIGNIFICANTLY ENHANCE XCHANGE'S UNIQUE rEAL-TIME CHANNEL SYNCHRONIZATION AND DECISIONING SOFTWARE, AS WELL AS ITS ECRM ANALYTICS SERVICES TEAM

BOSTON, MASS. - APRIL 3, 2000 - Exchange Applications, Inc. (Nasdaq:EXAP), now doing business as Xchange, Inc., announced today that it has acquired privately held Knowledge Stream Partners, an eCRM software and services company based in Boston. Through the acquisition, Xchange gains a team of eCRM experts who have already begun working on two high-impact projects: accelerating the development of decisioning logic software for Xchange's real-time synchronization software, Xchange Real Time(TM) (formerly neXtricity); and expanding Xchange's eCRM analytics services offerings.

Knowledge Stream specializes in consulting and software development for advanced data mining and online/offline analytics. Its solutions enable businesses to better leverage customer information in order to drive intelligent decisions across all customer channels in real time. Knowledge Stream also provides the ability to identify, in real time, the underlying drivers of customer economic behavior and then use them to fuel sales, service and marketing applications. Its clients have included Chase Manhattan Bank, Citigroup, Equitable, Banamex, First USA, First Union and Credit Suisse.

        "Because eCRM is an emerging industry, finding experienced, qualified talent is our number one challenge," remarked Dan Haley, chief deal officer for Xchange, Inc.

         "The acquisition of Knowledge Stream provides us with world-class people who know eCRM analytics inside and out, and have experience in delivering production-strength solutions. By adding these experts to our team, Xchange vaults even further ahead of the competition." Finding professionals with expert capabilities in cross-channel synchronization and decisioning logic software is particularly tough, said Haley, since the technology was just introduced to the market by Xchange in late 1999.

The Knowledge Stream acquisition strengthens Xchange's eCRM leadership position by:

        - ACCELERATING THE INTRODUCTION OF ITS UNIQUE XCHANGE REAL TIME SOFTWARE, widely anticipated by analysts and users as a giant leap forward
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        for the eCRM industry. Knowledge Stream's developers have been developing the patent-pending decisioning logic for Xchange Real Time, scheduled for availability in Q4 2000 and already in beta testing at a major financial institution.
        - SIGNIFICANTLY EXPANDING XCHANGE'S INTELLECTUAL CAPITAL IN THE ECRM ANALYTIC SERVICES ARENA, which presents a tremendous growth opportunity.
        - ADDING MORE ANALYTICAL CAPABILITIES TO THE COMPANY'S FAST-GROWING SOFTWARE DEVELOPMENT team. Technology research organization IDC has singled out eCRM analytics as the fastest-growing sector of the analytical applications market. Xchange has identified it as a key area of growth for the company, and in January 2000 formed a significant partnership with MicroStrategy (Nasdaq:MSTR) to target this area.

Robert van der Hooning, Knowledge Stream Partners' founder and CEO, will join Xchange's Solutions Group. Van der Hooning is an eCRM domain expert, and has taught courses on the subject at the Kellogg Graduate School of Management at Northwestern University, the University of Chicago and the prestigious International Bankers School.

        "We think this is a perfect match," said van der Hooning. "Xchange is regarded as a de facto leader in eCRM solutions, and Knowledge Stream has built a strong consulting practice around the hottest areas within eCRM: cross-channel customer analytics, real-time decisioning and customer profitability. Knowledge Stream's consulting know-how and Xchange's implementation skills are a very powerful combination, and a compelling offering for businesses looking to implement Web-based eCRM."

Under the terms of the agreement, Xchange, Inc. will issue shares of its common stock and stock options to existing holders of Knowledge Stream Partners common stock and options. The value of the Xchange common stock to be issued in the transaction, including shares issuable under assumed options, is approximately $52 million, $17 million of which will be held in escrow to cover certain indemnification obligations and purchase-price adjustments. The transaction will be accounted for as a purchase. All of Knowledge Stream's developers and consultants have joined Xchange, Inc. and moved to Xchange's Boston headquarters. Among them is Gregory Piatetsky, Knowledge Stream's chief scientist, author and well-known eCRM consultant who publishes the data-mining Web site www.kdnuggets.com.

The acquisition announcement follows on the heels of Xchange's launch of Xchange 4.0, the industry's first integrated eCRM solution that:

        - Can be provided in an ASP environment or as standalone applications;
        - Can synchronize customer data across channels in real-time, in order to provide the most relevant and personalized offers to customers and prospects;
        - Incorporates leading-edge customer analytics based on MicroStrategy's award-winning Intelligent E-Business Platform; and

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        - Is designed with an open architecture to run on all major database platforms.

Xchange combines these unique capabilities with the industry's most experienced in-house professional services team - a group that's further enhanced by the Knowledge Stream acquisition.

Note to investors: Xchange, Inc. will hold a live teleconference for investors at 11:00am Eastern today. To participate from within the U.S., dial 1(888)423-3281. To participate from outside the U.S., dial 1(612)332-0636. Ask for the Exchange Applications/Xchange, Inc. teleconference. An optional presentation will be available at Xchange's IR Web site (http://www.xchangeinc.com/ir) shortly before the teleconference. Audio replay will be available through Friday, April 7 at 8pm Eastern and can be accessed from the U.S. by dialing 1(800)475-6701 and the access code 511640.

About Xchange, Inc. Xchange, Inc. helps companies earn a greater share of their customers' business through relevant, personalized customer communications. Xchange provides the only eCRM software and services solution that enables clients to customize offers based on profile information, synchronize offers across all customer channels in real-time, and track the responses. As a result, companies can improve their ability to acquire and retain customers, and make customer relationships more profitable. More than 120 of the world's most innovative companies, including Bell Atlantic, Citigroup, DaimlerChrysler, drugstore.com and Vodafone are using Xchange's solutions to drive personalized communications to more than one billion consumers and businesses around the globe. Xchange is based in Boston with offices in Denver, Seattle, London, Sydney and Tokyo. For information, visit www.xchangeinc.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: In addition to historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties, including the statements relating to current expectations for current and future periods. The company's actual results could differ materially from those discussed in such forward-looking statements, based on a variety of factors, including whether all orders included in estimated revenues meet the company's revenue recognition requirements, the adequacy of estimated expense accruals and reserves, as well as factors affecting future performance, including the fact that the Company's markets are characterized by rapidly changing technology, evolving industry standards and frequent introductions of new products and enhancements; the fact that the market for customer optimization software is new and emerging; the fact that the company relies heavily on indirect distribution channels for sales of its software; unpredictability of the timing of customer orders; the highly competitive market for the company's products; the fact that the company relies heavily on growth from international operations; and the company's ability to attract and retain skilled personnel. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission,

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including but not limited to the company's Annual Report on Form
10-K filed Mar. 30, 2000. The company disclaims any obligation to update these statements for subsequent developments.
                                     # # #
Xchange, Xchange Dialogue, Xchange Optimizer, Xchange Real Time and Xchange Solution Services are trademarks of Exchange Applications, Inc. All other trademarks contained herein are the property of their respective owners.


CONTACT:
Leah Gabriel
Xchange, Inc.
617-737-2244
lgabriel@xchangeinc.com

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